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                                                                    EXHIBIT 99.1



                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

         AGREEMENT dated March 31, 2000, by and among Oceanic Exploration Company, a Delaware corporation having its principal office at 5000 S. Quebec Street, Denver, CO 80237 ("Purchaser"), Alliance Services Associates, Inc., a Delaware corporation having its principal office at 10085 Carroll Canyon Road, San Diego, CA 92131 ("Seller"), Alliance Staffing Associates, Inc., a Delaware corporation having its principal office at 10085 Carroll Canyon Road, San Diego, CA 92131 ("Staffing"), and the parties executing this Agreement as shareholders of Staffing (hereinafter collectively called the "Shareholders").

                              W I T N E S S E T H :

         In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. Purchase and Sale of Business and Assets.

                  Subject to and upon the terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase, at the Closing hereunder, all of the business, assets, properties, goodwill and rights of Seller as a going concern, of every nature, kind and description, tangible and intangible, wheresoever located or reflected on the books and records of Seller (hereinafter sometimes collectively called "Seller's Assets"), including, without limitation, (i) the right to use Seller's corporate name and all variations thereof, (ii) the assets referred to in the form of Bill of Sale annexed hereto as Exhibit "1" and (iii) the assets reflected on the Balance Sheet referred to in Section 5 hereof, with only such dispositions of such assets reflected on the Balance Sheet as shall have occurred in the ordinary course of Seller's business between the date hereof and the Closing and which are permitted by the terms hereof, but excluding accounts receivable arising or incurred for periods prior to the Closing (whether or not reflected in the Balance Sheet) and accounts payable arising or incurred for periods prior to the Closing, as well as the minute books, corporate seal and stock records of Seller. Seller's Assets shall be conveyed free and clear of all liabilities, obligations, liens and encumbrances excepting only those liabilities and obligations which are expressly to be assumed by Purchaser hereunder and those liens and encumbrances securing the same which are specifically disclosed herein or expressly permitted by the terms hereof.

         2. Purchase Price.

                  (a) In consideration of the sale, transfer, conveyance, assignment and delivery of the Seller's Assets by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller and Shareholders, Purchaser will, in full payment thereof, pay to Seller at the Closing a total purchase price of $581,000.00 payable by wire transfer in immediately available funds to a bank account of Seller as per written instructions of Seller given to Purchaser at least seventy-two (72) hours prior to the Closing.




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                  (b) In addition to the foregoing, Purchaser will execute and deliver to Seller at the Closing a Liabilities Undertaking in the form of Exhibit "2" annexed hereto.

                  (c) In the event that between the Balance Sheet Date (as defined in Section 5(e) below) and the Closing Seller shall make any payment or payments to any person, firm or entity in respect of any matter (including, without limitation, any and all expenses in respect of this Agreement) other than the reduction or elimination of liabilities or obligations which Purchaser would otherwise have assumed under the aforesaid Liabilities Undertaking, then Seller shall pay to Purchaser at the Closing, by cashier's or certified check, an amount equal to the aggregate amount of all such payments.

         3. Closing. The Closing shall take place at 10:00 a.m., local time, on the 31st day of March, 2000 at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 633 Seventeenth Street, Suite 2000, Denver, Colorado 80202, or at such other time and place as the parties may agree. The day on which the Closing actually takes place is herein referred to as the Closing Date.

         4. Seller's Obligations at Closing; Further Assurances; Post-Closing Adjustment.

                  (a) At the Closing, Seller, Staffing, and each of the Shareholders will deliver to Purchaser:

                           (i) a cashier's or certified check drawn by Seller to the order of Purchaser in the aggregate amount of all of Seller's cash on hand and in banks less an amount equal to all uncleared checks which have been drawn by Seller prior to the Closing in payment of liabilities of Seller which are assumed by Purchaser hereunder (and Seller agrees to retain in such banks an amount equal to such uncleared checks until such checks are cleared) or, at Purchaser's option, an assignment of all of Seller's bank accounts in form and substance satisfactory to Purchaser;

                           (ii) a Bill of Sale in the form of Exhibit "1" annexed hereto, duly executed by Seller;

                           (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to Purchaser's counsel, as shall be effective to vest in Purchaser good and marketable title to Seller's Assets;

                           (iv) all contracts, files and other data and documents pertaining to Seller's Assets; and

                           (v) all other documents required to be delivered to Purchaser under the provisions of this Agreement.

                  (b) At any time and from time to time after the Closing, at Purchaser's request and without further consideration, Seller, Staffing, and Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of Seller's Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto. After the Closing, at reasonable times and on reasonable notice, Seller



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shall have access to the books and records pertaining to its operations prior to the Closing, and Purchaser shall retain such books and records for a period of three (3) years after the Closing.

                  (c) Seller and Staffing agree that Purchaser shall have the right and authority to collect for its own account all receivables and other items which shall be transferred to Purchaser as provided herein and to endorse with the name of Seller or Staffing any checks received on account of any such receivables or other items. Seller agrees that it will promptly transfer and deliver to Purchaser any cash or other property which Seller may receive in respect of such receivables or other items.

                  (d) On or before the 45th business day following the Closing Date, the Purchaser and Seller shall determine the pro rata allocation of accounts which are related to the Sellers Assets and which they have agreed hereunder to apportion as of the Closing (including but not limited to accounts regarding utilities, telephones, insurance costs, etc.) and by such day Purchaser and Seller shall pay each other any amounts owed in connection with such determination.

         5. Representations and Warranties by Seller and Staffing. Seller and Staffing jointly and severally represent and warrant to Purchaser as follows:

                  (a) Organization; Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; it has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated; and it is duly qualified, licensed or domesticated and in good standing as a foreign corporation authorized to do business in the state of California, which is the only jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, licensing or domestication. Seller has delivered to Purchaser true and complete copies of Seller's certificate of incorporation and all amendments thereto, certified by the Secretary of State of Delaware, and the by-laws of Seller as presently in effect, certified as true and correct by Seller's Secretary.

                  (b) Subsidiaries. Seller has no subsidiaries. Seller has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. The business carried on by Seller has not been conducted through any other direct or indirect subsidiary or affiliate of Staffing or any Shareholder.

                  (c) Transactions with Certain Persons. Except as set forth on Schedule "5(c)," during the past three years Seller has not purchased or leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to (except with respect to remuneration for services rendered as a director, officer or employee of Seller), in the ordinary course of business or otherwise, (i) any shareholder of Seller or (ii) any person, firm or corporation which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with Seller or any shareholder of Seller. Except as set forth on Schedule "5(c)," Seller does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or



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consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Seller. Except as set forth on Schedule "5(c)," no part of the property or assets of Staffing or any Shareholder or any direct or indirect subsidiary or affiliate of any Shareholder has, during the past three years, been used by Seller.

                  (d) Execution; Delivery and Performance of Agreement; Authority. Neither the execution, delivery nor performance of this Agreement by Seller, Staffing, or any Shareholder will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in, cause or create any liability, reassessment or revaluation of assets, lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule, regulation, order, judgment, decree or other legal or contractual requirement to which Seller, Staffing, or any Shareholder is a party or by which any of them or the Seller's Assets may be bound or affected. Seller, Staffing, and each Shareholder have the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by them or their stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of Seller and each Shareholder, enforceable against them in accordance with its terms.

                  (e) Financial Statements. Seller has delivered to Purchaser copies (initialed by Seller's Secretary and identified with a reference to this Section of this Agreement) of the following financial statements (hereinafter collectively called the "Financial Statements"), all of which are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of Seller as at their respective dates and the results of its operations for the periods covered thereby:

                           (i) unaudited balance sheets of Seller as of December 31, 1999, and Seller's unaudited statement earnings and source and application of funds for each of the three fiscal years then ended; and

                           (ii) an unaudited balance sheet of Seller (the "Balance Sheet") as January 31, 2000 (the "Balance Sheet Date").

Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

                  (f) Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto) or set forth on Schedule "5(f)" annexed hereto, as of the Balance Sheet Date Seller had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect



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of or measured by Seller's income, or its period prior to the close of business on the Balance Sheet Date or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Balance Sheet Date, whether or not then known, due or payable. None of the Seller's employees is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet.

                  (g) Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by Seller, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller with respect to employees' withholding and other taxes have been duly made. Seller has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Seller's federal income tax returns have been audited and accepted by the Internal Revenue Service for all of its fiscal years through the year ended December 31, 1998, there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to Seller, or any waiver or agreement by it for the extension of time for the assessment of any tax, and Seller is not a "consenting corporation" within the meaning of the Internal Revenue Code of 1986, as Amended (the "Code").

                  (h) Absence of Changes or Events. Except as set forth in Schedule "5(h)" annexed hereto, since the Balance Sheet Date Seller has conducted its business only in the ordinary course consistent with its prior practices.

                  (i) Litigation. Except as set forth in Schedule "5(i)" annexed hereto, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller, Staffing, or Shareholder threatened, against or relating to Seller, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither Seller, Staffing, nor Shareholder knows or has reason to be aware of any basis for the same.

                  (j) Compliance with Laws and Other Instruments. Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of Seller's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, dead of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Seller is a party or by which it may be bound or affected. Neither Seller, Staffing, nor either Shareholder is aware of any proposed laws, rules,



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regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

                  (k) Title to Properties. Seller has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except inventory sold after the Balance Sheet Date in the ordinary course of business). None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise. All of the properties and assets owned, leased or used by Seller are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of Seller and are directly related to the business of Seller.

                  (l) Schedules. Annexed hereto as Schedule "5(l)" is a separate schedule containing an accurate and complete list of:

                           (i) All real property owned by Seller or in which Seller has a leasehold or other interest or which is used by Seller in connection with the operation of its business.

                           (ii) All of Seller's receivables (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than thirty (30) days.

                           (iii) All equipment, motor vehicles, and other tangible personal property (other than inventory and supplies), owned, leased or used by Seller.

                           (iv) All patents, patent applications, licenses, trademarks, trademark registrations, service marks, service names, trade names, copyrights and copyright registrations, and applications for any of the foregoing, wholly or partially owned or held by Seller or used in the operation of Seller's business.

                           (v) All insurance policies insuring Seller or its properties or interests therein, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid.

                           (vi) All agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound.

                           (vii) All contracts relating to patents, trademarks, trade names, copyrights, inventions, processes, knowhow, formulae or trade secrets to which Seller is a party or by which it is bound.



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                           (viii) All loan agreements, indentures, mortgages,
         pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller is a party or by which it is bound.

                           (ix) All contracts, agreements, commitments or other understandings or arrangements to which Seller is a party or by which it or any of its property is bound or affected.

                           (x) Each collective bargaining agreement, employment and consulting agreements, and each other agreement, arrangement, or commitment, including, without limitation, holiday, vacation, Christmas and other payroll practice related to the terms and conditions of employment by Seller, to which Seller is a party or is bound or which relate to the operation of Seller's business and each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, equity-based, severance or other plan or written agreement relating to employment, compensation or fringe benefits for employees of Seller and Staffing, maintained or contributed to by Seller or Staffing at any time during the seven (7)-calendar year period immediately preceding the date hereof and/or with respect to which Seller or Staffing could incur or could have incurred any direct or indirect, fixed or contingent liability (collectively, the "Plans").

                           (xi) The names and current annual salary rates of all permanent employees of Seller; and

                           (xii) The names of all of Seller's directors and officers; the name of each bank in which Seller has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto; and the names of all persons, if any, holding tax or other powers of attorney from Seller and a summary of the terms thereof.

All of the contracts, agreements, leases, licenses and commitments required to be listed on Schedule "5(l)", (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule "5(l)," validly assignable to Purchaser without the consent of any other party so that, after the assignment thereof to Purchaser pursuant hereto, Purchaser will be entitled to the full benefits thereof. Except as disclosed in Schedule "5(l)", none of the payments required to be made under any such contract, agreement, lease, license or commitment has been prepaid more than 30 days prior to the due date of such payment thereunder, and there is not thereunder any existing default, or event which, after notice or lapse of time, or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder or result in a right to accelerate or loss of rights, and none of such contracts, agreements, leases, licenses or commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to Seller's business, properties, assets, earnings or prospects or likely, either before or after the Closing, to result in any material loss or liability. None of Seller's existing or completed contracts is subject to renegotiation with any governmental body.



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                  (m) Trade Names, etc. Except as set forth in Schedule "5(m)"
annexed hereto, Seller owns or possesses the royalty free licenses or other rights to use all copyrights, trademarks, service marks, service names, trade names, patents, trade secrets and other proprietary rights necessary to conduct its business as it is presently operated.

                  (n) No Guaranties. Except as set forth in Schedule "5(n)" annexed hereto, one of the obligations or liabilities of Seller is guaranteed by, or subject to a similar contingent liability of, any other person, firm or corporation, nor has Seller guaranteed, or otherwise become contingently liable for, the obligations or liabilities of any other person, firm or corporation.

                  (o) Supplies. Seller's assets include a sufficient but not an excessive quantity of each type of such supplies in order to meet the normal requirements of Seller's business and operations.

                  (p) Receivables. All receivables of Seller (including accounts receivable, loans receivable and advances) which are reflected in the Balance Sheet, and all such receivables which will have arisen since the date of the Balance Sheet, shall have arisen only from bona fide transactions in the ordinary course of Seller's business.

                  (q) Records. The books of account, minute books, stock record books and other records of Seller are complete and correct in all material respects and have been maintained in accordance with sound business practices, and there have been no transactions involving the business of Seller which properly should have been set forth therein and which have not been accurately so set forth.

                  (r) Collective Bargaining; Employment Compliance. Seller's employees are not represented by any unions. During the past three years, Seller has not been the subject of a union organizing drive. Seller has complied with all laws, regulations and provisions relating to employment, safety, wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts, laws and regulations. Seller has not discriminated on the basis of race, color, religion, sex, national origin, age, disability, veteran status or on the basis of any other legally protected characteristic in its employment terms, conditions or practices. No action, suit, complaint, charge, arbitration, employee proceeding or investigation by or before any court, governmental entity, administrative agency or commission, brought by or on behalf of any employee, prospective employee, former employee, retired employee, labor organization or other representative of Seller's employees is pending or, to the knowledge of Seller, is threatened against Seller except as disclosed in
Schedule 5(r) annexed hereto. Seller is not a party to or otherwise bound by any consent decree with or citation by any government entity relating to Seller's employees or employment practices. Seller is in compliance with its obligations with respect to Seller's employees pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other employment, notification and bargaining obligations arising under any agreement, statute or otherwise.



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                  (s) Employee Benefit Plans.

                           (i) Each Plan (as defined in Section 5(l)(x) above)
which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the IRS and, to the knowledge of Seller, Staffing, and Shareholders, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

                                    No event which constitutes a "reportable
event" (as defined in Section 4043(c) of ERISA) for which the thirty (30) day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any Plan.

                                    No Plan subject to Title IV of ERISA has
been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA.

                                    Full payment has been made of all amounts
which Seller or Staffing was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                           (ii) Neither Seller nor, to the knowledge of Seller,
Staffing, or Shareholders, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code.

                                    Neither Seller nor Staffing has not
maintained any Plan (other than a Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides benefits with respect to Seller's employees or former employees following their termination of service with Seller (other than as required pursuant to Section 601 of ERISA).

                                    Each Plan subject to the requirements of
Section 601 of ERISA has been operated in substantial compliance therewith.

                           (iii) No individual shall accrue or receive
additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated by this Agreement.

                                    No material liability, claim, investigation,
audit, action or litigation has been incurred, made, commenced or, to the knowledge of Seller, Staffing or Shareholders, threatened, by or against any Plan or Seller with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums).



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                                    No Plan or related trust owns any securities
in violation of Section 407 of ERISA.

                                    With respect to each Plan which is subject
to Title IV of ERISA, as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto.

                           (iv) No Plan is a "multiemployer plan" (as defined in
Section 4001(a)(3) of ERISA) and neither Seller or Staffing have been obligated to contribute to any multiemployer plan.

                                    No material liability has been, or could
reasonably be expected to be, incurred under Title IV of ERISA (other than for benefits payable in the ordinary course or PBGC insurance premiums) or Section 412(f) or (n) of the Code by any entity required to be aggregated with Seller, pursuant to Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA).

                           (v) With respect to each Plan, Seller has delivered
or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, to each respective Plan:

                                    (A) all Plan documents, with all amendments
thereto;

                                    (B) the current summary plan description
with any applicable summaries of material modifications thereto as well as any other material employee communications;

                                    (C) all current trust agreements and/or
other documents establishing Plan funding arrangements;

                                    (D) the most recent IRS determination letter
and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing;

                                    (E) the three most recently prepared IRS
Forms 5500;

                                    (F) the three most recently prepared
actuarial valuation reports;

                                    (G) the most recently prepared financial
statements; and

                                    (H) all material related contracts,
including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.



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                  (t) Absence of Certain Business Practices. Neither Seller nor
any officer, employee or agent of Seller, nor any other person acting on its behalf, has, within the past 5 (five) years given any gift or similar benefit to any customer, supplier, governmental employee or other person who is in a position to help or hinder the business of Seller (or assist Seller in connection with any actual or proposed transaction) which (i) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii), if not given in the past, might have had an adverse effect on the assets, business or operations of Seller as reflected in the Financial Statements or (iii), if not continued in the future, might adversely affect Seller's assets, business, operations or prospects or which might subject Seller to suit or penalty in any private or governmental litigation or proceeding.

                  (u) Disclosure. No representation or warranty by Seller, Staffing, or any Shareholder contained in this Agreement, nor any statement or certificate furnished or to be furnished by Seller, Staffing, or any Shareholder to Purchaser or its representatives in connection herewith or pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective purchaser of the business of the Seller with adequate information as to Seller and its condition (financial and otherwise), properties, assets, liabilities, business and prospects, and Seller, Staffing, and Shareholders have disclosed to Purchaser in writing all material adverse facts known to them relating to the same.

         6. Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller, Staffing, and Shareholders as follows:

                  (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on its business as now being conducted and to own, lease or operate its properties.

                  (b) Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

                  (c) Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or affected. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto, have been properly taken and this Agreement constitutes a valid and binding obligation of Purchaser.

                  (d) Litigation. There is no legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Purchaser threatened, against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement, and Purchaser does not know or have any reason to be aware of any basis for the same.

         7. Conduct of Business Prior to Closing.

                  (a) Prior to the Closing, Seller shall conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Seller, Staffing, and Shareholder will use their best efforts (i) to preserve the business and organization of Seller intact, (ii) to keep available to Purchaser the services of Seller's present officers, employees, agents and independent contractors, (iii) to preserve for the benefit of Purchaser the goodwill of Seller's suppliers, customers, landlords and others having business relations with it, (iv) obtain for Seller working capital sufficient to maintain necessary cash flow consistent with past and present business volumes and business practices, and (v) to cooperate with Purchaser and use reasonable efforts to assist Purchaser in obtaining the consent of any landlord or other party to any lease or contract with Seller where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

                  (b) Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Section 5 or elsewhere in this Agreement or the Schedules referred to herein which occurs prior to the Closing.

         8. Access to Information and Documents. Upon reasonable notice and during regular business hours, Seller will give Purchaser and Purchaser's attorneys, accountants and other representatives full access to Seller's personnel and all properties, documents, contracts, books and records of Seller and will furnish Purchaser with copies of such documents and with such information with respect to the affairs of Seller as Purchaser may from time to time request, and Purchaser will not improperly disclose the same prior to the Closing.

         9. Employment Contract. At the Closing, Purchaser will execute and deliver, and Seller will cause Audrey B. Voyles, President/CEO and Director and Lorraine B. Kulas, Director, Human Resources, to execute and deliver, employment contracts satisfactory to the parties.

         10. Directors and Shareholders Authorization; Change of Corporate Name.

                  (a) At or prior to the Closing, Seller will deliver to Purchaser a copy of the resolutions of the Board of Directors of Seller and Staffing, and the resolutions or consents of the Shareholders, together with any and all required resolutions or consents of the shareholders thereof, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Seller.

                  (b) Prior to or concurrent with the Closing, Seller, Staffing, and Shareholders will change Seller's corporate name to Alliance Staffing Associates, Inc., and all rights to such name shall be assigned to Purchaser at the Closing as part of Seller's Assets. Staffing shall, prior to the Closing, change its name to a name not resembling Seller's and, following the Closing, Seller shall change its name to a name not resembling that assigned to Purchaser.

         11. Bulk Sales Compliance. Seller will give notice, in compliance with the applicable laws of the State of California, of the bulk transfer contemplated by this Agreement. In addition, Seller will notify the taxing authority of the State of California responsible for the collection of sales and use taxes in accordance with the applicable tax laws. Seller will furnish Purchaser with evidence, reasonably satisfactory to Purchaser, of Seller's compliance with such bulk transfer and tax laws, including without limitation, copies of all required notices, at least fifteen (15) days prior to the Closing Date. In the event that such laws require Purchaser to deliver one or more notices, Seller shall timely perform all of its obligations thereunder, including (if applicable), without limitation, delivery to Purchaser of a certified list of all of Seller's creditors, including amounts owned to each creditor; and a list of all of Seller's state and federal tax identification numbers.

         12. Non-Competition Agreement. Seller, Staffing, and Shareholders shall execute and deliver to Purchaser at or prior to the Closing a Non-Competition and Continuity of Business Dealings Undertaking in the form of Exhibit "3" annexed hereto.

         13. Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller, Staffing, and Shareholders shall exert their best efforts to cause each such condition to be so fulfilled:

                  (a) All representations and warranties of Seller, Staffing, and Shareholders contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing.

                  (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller or by any Shareholder at or before the Closing shall have been duly and properly performed in all material respects.

                  (c) Since the Balance Sheet Date there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of Seller.

                  (d) There shall be delivered to Purchaser a certificate executed by Presidents and Secretaries of Seller and Staffing, dated the date of the Closing, certifying that the conditions set forth in paragraphs (a), (b), and (c) of this Section have been fulfilled.

                  (e) All documents required to be delivered to Purchaser at or prior to the Closing shall have been so delivered.

                  (f) Seller shall have obtained written consents to the transfer or assignment to Purchaser of all material contracts of Seller where the consent of any other party to any such contract is required for such assignment or transfer.

         14. Conditions Precedent to Seller's and Shareholders' Obligations. All obligations of Seller, Staffing, and Shareholders at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

                  (a) All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

                  (b) All obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

         15. Indemnification.

                  (a) Seller, Staffing, and each of the Shareholders, jointly and severally, hereby indemnify and agree to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for):

                           (i) any and all losses, liabilities or damages suffered or incurred by Purchaser (A) by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Seller, Staffing, or any Shareholder contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith or (B) which would not have been suffered or incurred if such representation were true and not breached or if such covenant were fully performed;

                           (ii) any and all losses, liabilities or damages suffered or incurred by Purchaser in respect of or in connection with any liabilities of Seller not expressly assumed by Purchaser pursuant to the terms of the Liabilities Undertaking (including but not limited to those arising from or connected with Civil Action 97-698-J(CGA), Southern District of California, United States of America, ex rel. Sam Kholi vs. General Atomics and Alliance Staffing Associates);

                           (iii) any and all losses, damages, debts, liabilities or obligations of Seller, direct or indirect, fixed, contingent or otherwise, which exist at or as of the date of the Closing hereunder or which arise after the Closing but which are based upon or arise from any act, omission, transaction, circumstance, production or sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable, except to the extent expressly assumed by Purchaser pursuant to the terms of the Liabilities Undertaking;

                           (iv) the amount of any and all accounts payable, incurred or arising from periods prior to the Closing;

                           (v) any and all losses, liabilities or damages suffered or incurred by Purchaser by reason of or in connection with any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller or any Shareholder with respect to this Agreement or any of the transactions contemplated hereby;

                           (vi) any and all losses, liabilities or damages suffered or incurred by Purchaser relating to employee benefits attributable to services performed prior to the Closing; and

                           (vii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

                  (b) Purchaser hereby agrees to indemnify and hold Seller, Staffing, and each Shareholder harmless from, against and in respect of (and shall on demand reimburse them for):

                           (i) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                           (ii) Any and all liabilities or obligations of Seller specifically assumed by Purchaser pursuant to this Agreement; and

                           (iii) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         16. Cooperation Regarding Accounts Receivable and Relationships. Each party hereto will cooperate with the others with regard to the collection of accounts receivable. Purchaser shall act as receiving agent on behalf of Seller and shall pay to Seller the amount of any payments made to Purchaser for accounts receivable arising for periods prior to the Closing; provided, however, that Purchaser shall have at no time any affirmative duty to collect any such amounts; and further provided, that none of Seller, Staffing, or Shareholders shall attempt to collect any such amounts using methods in any manner which could be detrimental to the ongoing business relationships of Purchaser with regard to the Seller's Assets. During the ninety (90) day period following the Closing, Purchaser shall collect and forward Seller's accounts receivable as set forth above at no charge to Seller. After such period, Purchaser may agree to perform such collections for Seller upon terms agreed between Purchaser and Seller.

         17. Nature and Survival of Representations and Warranties. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties hereto shall survive the Closing.

         18. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth above (or at such other address as any party may specify by notice to all other parties given as aforesaid).

         19. Legal and Other Costs.

                  (a) In the event that any party (the "Defaulting Party") defaults in his or its obligations under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

                  (b) In the event that the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1% per month (but if such rate is not permitted under the laws of the State of Colorado, then at the highest rate which is permitted to be paid under the laws of the State of Colorado) during the period between the date such payment should have been made hereunder and the date of the actual payment thereof.

         20. Miscellaneous.

                  (a) This writing constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement, specifically referring to this Agreement signed by all of the parties hereto.

                  (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  (c) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

                  (d) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

                  (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  (f) Seller will pay all sales, transfer and documentary taxes, if any, payable in connection with the sale, conveyances, assignments, transfers and deliveries to be made to Purchaser hereunder.

                  (g) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

                  (h) This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Colorado applicable to contracts made and to be performed therein.


                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                          SELLER:



ATTEST:                                   By: /s/ Audrey B. Voyles
                                             -----------------------------------
                                             Audrey B. Voyles, President
/s/ Lorraine Kulas
----------------------------------
    Secretary

                                          STAFFING:



ATTEST:                                   By: /s/ Audrey B. Voyles
                                             -----------------------------------
                                             Audrey B. Voyles, President
/s/ Lorraine Kulas
----------------------------------
    Secretary

                                          PURCHASER:


                                          By: /s/ Charles N. Haas
                                             -----------------------------------
                                             Charles N. Haas, President


                                          SHAREHOLDER:


                                          /s/ Karsten N. Blue
                                          --------------------------------------
                                          Karsten N. Blue


                                          SHAREHOLDER:


                                          /s/ Linden P. Blue
                                          --------------------------------------
                                          Linden P. Blue

                                  SCHEDULE 5(c)
                        TRANSACTIONS WITH CERTAIN PERSONS




                                     [None]

                                  SCHEDULE 5(f)
                             UNDISCLOSED LIABILITIES



                                     [None]

                                  SCHEDULE 5(h)
                          ABSENCE OF CHANGES OR EVENTS



                                     [None]

                                  SCHEDULE 5(i)
                                   LITIGATION


                         Civil Action No. 97-698-J(CGA)
                         Southern District of California
                   United States of America, ex rel. Sam Kholi
                                       vs.
                General Atomics and Alliance Staffing Associates

                                  SCHEDULE 5(l)

                        SCHEDULE OF ASSETS AND CONTRACTS


         o Office Lease By and Between Corsam Development and Alliance Staffing Associates, Inc., dated September 12 1997.

         o Routine Business Contracts with total monthly payments under a $1,000.

         o        See asset list attached

                                  SCHEDULE 5(m)
                                   TRADE NAMES



                                     [None]

                                  SCHEDULE 5(n)
                                  NO GUARANTIES



                                     [None]

                                  SCHEDULE 5(r)
                  COLLECTIVE BARGAINING; EMPLOYMENT COMPLIANCE



                                     [None]